Exhibit 23.2


                   Burkhalter, Michaels, Kessler & George LLP
                             4 Park Plaza, Suite 850
                            Irvine, California 92614
                                 (949) 975-7500



May 28, 2003


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      InDigiNet, Inc. - Form S-8

Gentlemen:

     We have acted as counsel to InDigiNet, Inc., a Florida corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 75,000,000 shares of its common stock ("Incentive Shares"), no par value per Incentive Share, which are issuable pursuant to the Company's Second Employee Stock Incentive Plan for the Year 2003, as well as the registration of 75,000,000 shares of its common stock ("Stock Shares"), no par value per Stock Share, which are issuable pursuant to the Company's Second Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003. We hereby consent to all references to our firm included in this Registration Statement.

                                  Very truly yours,

                                  /s/ Burkhalter, Michaels, Kessler & George LLP

                                  Burkhalter, Michaels, Kessler & George LLP